UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Freeport-McMoRan Copper & Gold Inc. (the Company) held its 2012 annual meeting of stockholders on June 14, 2012 in Wilmington, Delaware. At the annual meeting, the Company's stockholders (1) elected each of the twelve persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (2) approved, on an advisory basis, the compensation of the named executive officers, (3) ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for the 2012 fiscal year, and (4) failed to approve a stockholder proposal regarding requirements for a director candidate.

Of the 949,114,560 shares of the Company's common stock outstanding as of the record date, 743,777,969 shares were represented at the annual meeting. The independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of twelve directors.

		Votes	Broker
Name	Votes For	Withheld	Non-Votes
Richard C. Adkerson	589,123,668	9,178,138	145,476,163
Robert J. Allison, Jr.	540,425,292	57,876,514	145,476,163
Robert A. Day	584,221,921	14,079,885	145,476,163
Gerald J. Ford	538,366,028	59,935,778	145,476,163
H. Devon Graham, Jr.	582,195,257	16,106,549	145,476,163
Charles C. Krulak	586,647,248	11,654,558	145,476,163
Bobby Lee Lackey	582,276,147	16,025,659	145,476,163
Jon C. Madonna	591,570,072	6,731,734	145,476,163
Dustan E. McCoy	577,116,817	21,184,989	145,476,163
James R. Moffett	582,944,609	15,357,197	145,476,163
B. M. Rankin, Jr.	541,282,281	57,019,525	145,476,163
Stephen H. Siegele	591,989,660	6,312,146	145,476,163

Proposal 2:	Approve, on an advisory basis, the compensation of the named executive officers.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
403,566,185	192,748,632	1,986,989	145,476,163

Proposal 3:	Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm.

	Votes
Votes For	Against	Abstentions
735,474,938	6,655,990	1,647,041

Proposal 4:	Stockholder Proposal regarding requirements for a director candidate.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
187,583,272	406,639,026	4,079,508	145,476,163

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ Michael J. Arnold
----------------------------------------
Michael J. Arnold
Executive Vice President and Chief Administrative Officer
(authorized signatory)

Date: June 15, 2012